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              MDC SENIOR EXECUTIVE FINANCIAL / LEGAL SERVICES PLAN
                              (SEFLSP) DESCRIPTION

1.       SERVICES ELIGIBLE FOR REIMBURSEMENT
         o        Estate Planning
         o        Investment Planning
         o        Retirement Planning
         o        Income Tax planning and return preparation
         o        Legal services as described in Attachment A

2.       EFFECTIVE DATE
         1 January 1995

3.       PLAN YEAR
         1 January through 31 December

4.       COVERED COMPONENTS
         All

5.       DETERMINATION OF PARTICIPANTS
         Program participation is limited to MDC's Elected and Executive Officers while on the active payroll. SEFLSP benefits will be effective immediately upon hire or promotion to an Elected or Executive Officer. Such Officers shall not be entitled to benefits under MDC's Executive Financial Counseling Program (EFCP).

6.       REIMBURSEMENT LIMIT
         Reimbursement will be made for the amount of fee incurred, but not to exceed 4% of base salary during any Plan Year. If covered expenses exceed the reimbursement limit in a Plan Year, the excess may be carried back and applied to the unused reimbursement limit from the participant's 1994 EFCP account and subsequent years' SEFLSP accounts, or if needed, carried forward and reimbursed when and to the extent there is an unused reimbursement limit in the succeeding five Plan Years. No commissions of any type qualify for reimbursement.

7.       REIMBURSEMENT PROCEDURE
         Requests for reimbursement are to be submitted to the Director-Payroll & Pension Administration and must include a copy of counselor's invoice indicating type of service provided and the month(s) and year(s) in which the services were rendered so that reimbursements can be charged to the appropriate Plan Year. Reimbursement will be promptly combined with the employee's weekly paycheck. If a question exists whether or not a particular service is covered, advance determination should be sought from the Plan Administrator.

8.       TAX STATUS (U.S.)
         The amount reimbursed is taxable income for Federal income tax purposes and generally for state and local income tax purposes as well, and is subject to payroll tax withholding.

9.       ELIGIBLE FINANCIAL COUNSELORS
         Professional practitioners must not be related to the employee or spouse in order to receive reimbursement.
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10.      PLAN ADMINISTRATOR
         Michael W. Meyer                                Phone:  (314) 234-1850
         Director-Payroll & Pension Administration       Fax:    (314) 232-3224
         P.O. Box 516
         Mail Code 100-2120
         St. Louis, MO  63166-0516

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                                  ATTACHMENT A

The following legal services if incurred by the Participant, the Participant's spouse or dependent child are covered under the SEFLSP:

o    Estate planning, including development of a plan and any and all associated
     documents,   such  as  revocable  trusts,   irrevocable  insurance  trusts,
     charitable remainder trusts, family partnerships, wills, etc.

o All matters pertaining to the purchase, refinancing or sale of a primary or secondary residence, including review or preparation of deeds, purchase/sale agreements, mortgages and title insurance and the providing of tax advice (this would not include matters pertaining to property held for a business)

o Landlord/tenant advice and counsel for those who are tenants (this would not include suits against the landlord but would include eviction defense; this also does not include matters pertaining to leased business property)

o    General document preparation, such as powers of attorney

o    Tax return preparation

o    Uncontested adoptions

o    Uncontested guardianships

o    Name changes

o Civil litigation defense, including matters before a court of general jurisdiction or an administrative agency in personal tax matters, general civil litigation, suits by creditors and defense of tort litigation (not covered by insurance) (some litigation defense would be excluded)

o General advice and counsel, including preliminary advice on excluded matters
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The following legal services are not covered under the SEFLSP:

o All criminal matters, except for general advice and counsel re initial actions to be taken and counsel recommendations

o    Admiralty, patents, copyrights and trademarks

o    Disputes  or  proceedings   involving  MDC  or  its  officers,   directors,
     subsidiaries and partners

o    Matters which the firm deems frivolous, without merit or unethical

o    Services of a spouse or dependent where the executive is an adversary

o    Employment related matters

o    Bankruptcy proceedings (because they will invariably impact MDC)

o    Tort litigation as a plaintiff

o    Divorce proceedings (again, these will invariably involve MDC)

o Class actions, interventions and derivative actions and amicus curiae filings

o Business, farm, commercial or rental property transactions, including but not limited to legal services which would ordinarily be deductible for tax purposes as an expense of doing business (whether capitalized or not)

o    Legal disputes involving other MDC employees


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